UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 9, 2013, Victory Energy Corporation (the “Company”) appointed Marcum LLP (“Marcum”) as the Company’s new independent registered public accountants for and with respect to the year ended December 31, 2012.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of Marcum, the Company did not consult with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or reportable event (as described in or Item 304(a)(1)(v) of Regulation S-K).

The appointment of Marcum follows the resignation on June 27, 2013 of WilsonMorgan LLP which merged with Marcum on July 1, 2013.

The Company provided Marcum a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: July 11, 2013	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer

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